SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                        -----------------------

                               FORM SB-2
         Registration Statement under the Securities Act of 1933
         -------------------------------------------------------

                         GPH ENTERPRISES, INC.
                         ---------------------
            Exact Name of Issuer as Specified in Its Charter)

        Delaware                   4813                  94-3360227
        --------                   ----                  ----------
State of Incorporation  Primary Standard Industrial    I.R.S. Employer
                        Classification Code Number   Identification No.

                   700 Sleater-Kinney Road SE, Suite 243B
                             Lacey, Washington 98503
                                 (360) 290-0215
                              (360) 923-9648 FAX
                          -----------------------
 (Address and Telephone Number of Issuer's Principal Executive Offices)

                                 Daniel Brailey
                   700 Sleater-Kinney Road SE, Suite 243B
                             Lacey, Washington 98503
                                 (360) 290-0215
                          -----------------------
        (Name, Address, and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                     Proposed      Proposed
                                     Maximum       Maximum
Title of             Amount          Offering      Aggregate   Amount of
Shares to be         to be           Price         Offering    Registration
Registered           Registered      Per Share     Price       Fee
-----------          ----------      ---------     ---------   ------------

Common Stock,
  $.0001
  par value           305,000         $0.10         $ 30,500        $8.05
                       shares                         (1)

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o). Where the all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                  PROSPECTUS
                                  ==========

                            GPH ENTERPRISES, INC.
                       305,000 SHARES OF COMMON STOCK

                       OFFERING PRICE $0.10 PER SHARE

      Up to 305,000 of the shares of common stock offered hereby (the "offering") are being sold by GPH Enterprises, Inc. ("GPH", "We", "Us", "the Company") shareholders as named in "Selling Security Shareholders" within this Registration Statement. There is no minimum contingency and no escrow or impoundment agreements.

      We will not receive any proceeds from the sale of common stock. The expenses of this offering, including preparation thereof, are estimated at $2,500, and are being paid by us.

      There is no public market for our common stock and there is no guarantee that one will develop in the future.
      The purchase of our common stock involves is speculative and involves a high degree of risk. Before deciding to invest in our common stock, carefully read the prospectus, especially the Risk Factors beginning on page 9.

      Neither the Securities and Exchange Commission (SEC), nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      The selling security holders have advised us that there are no underwriting arrangements with respect to the common stock. If, and when, our common stock becomes available for trade via the public market, the selling security holders may offer their shares of common stock in public transactions through one or more broker-dealers on an agency basis at prevailing market prices. The broker-dealers may receive a commission not to exceed 5% of the gross proceeds, or in private transactions at privately negotiated prices in the manner described under "Plan of Distribution" and "Selling Security Holders." The selling security holders and participating brokers or dealers who execute trades on an agency basis may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. If so, any commissions they receive may be deemed to be underwriting compensation.

      The selling security holders are selling all the shares and no offering price has been made to the public. Each selling security holder will sell its shares in separate transactions at prices to be negotiated at that time.

      The Company has no agreements or understandings with any broker or dealer for the sales of such shares. A selling security holder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer if any, will be determined at that time. Prior to the involvement of any such broker-dealer, such broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In such event, the Company will file a post-effective Amendment identifying such broker-dealer(s).

     The Company will not receive any proceeds from the sale of the shares. The selling security holders will be responsible to determine the price and time they sell their shares. The date of this prospectus is October ____, 2001

                                TABLE OF CONTENTS



Summary............................................................  7
Offering...........................................................  7
Risk Factors.......................................................  9
Forward Looking Statements......................................... 14
Use of Proceeds.................................................... 15
Determination of Offering Price.................................... 15
Dilution........................................................... 16
Dividend Policy.................................................... 16
Selling Shareholders............................................... 16
Plan of Distribution............................................... 18
Legal Proceedings.................................................. 19
Directors, Officers, Promoters, and Control Persons................ 19
Security Ownership of Certain Beneficial Owners and Management..... 20
Description of Securities.......................................... 21
Interests of Named Experts and Counsel............................. 23
Securities Act Indemnification Disclosure.......................... 24
Organization Within the Last Five Years............................ 25
Description of Business............................................ 25
Plan of Operation.................................................. 30
Description of Property............................................ 32
Certain Relationships and Related Transactions..................... 33
Market for Common Equity and Related Stockholder Matters........... 33
Executive Compensation............................................. 33
Changes in or Disagreements with Accountants Disclosure............ 34
Financial Statements....................................... F-1 to F-8
Indemnification of Directors and Officers...........................35
Other Expenses of Issuance and Distribution.........................37
Recent Sales of Unregistered Securities.............................38
List of Exhibits....................................................38
Undertakings........................................................38
Signatures..........................................................39

Until --------------, 2001, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Prospectus Summary

                             GPH Enterprises, Inc.

      This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 9.

Corporate Background

      GPH Enterprises, Inc. was organized on March 9, 2000, has not generated any revenue to date and is still a development stage corporation. We are in the business of developing an Internet e-commerce web site that will sell wireless telecommunications accessories and equipment primarily to retail consumers.

      GPH Enterprise, Inc.'s principal office is located at 700 Sleater-Kinney Road SE, Suite 243B, Lacey, Washington 98503. Our telephone number at that location is (360) 290-0215 and our facsimile number is (360) 923-9648. Our web site, still a work in progress, can be located at www.wirelessnetshop.com. The information contained our web site is not part of this prospectus.

      This summary is not complete and may not contain all of the information that may be important when evaluating our Company. We highly recommend reading the entire Registration Statement carefully, including the financial data and related notes, before making an investment decision.

                                  The Offering
                                  ------------

Securities Being Offered     Up to 305,000 shares of common stock, $0.0001 par
                             value per share are being sold by certain Selling
                             Shareholders (see "Selling Security  Holders.")

Offering Price               We will not determine the offering price. The
                             offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the 305,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             1,305,000 shares of our common stock  are issued
                             and outstanding as of the date of this  prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

         Unless otherwise indicated, all information in this prospectus, including per share data and information relating to the number of shares issued and outstanding has been adjusted for a five-for-one (5:1) forward stock split of our common stock effective on July 5, 2001. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

There is currently no trading market for the Company's securities.

                                  RISK FACTORS

      A. The Company cannot predict whether it will succeed because there has been no operating history.

      GPH Enterprises, Inc. is a development stage company that was only recently founded, in March of 2000. Although the Company has reserved a web domain name, found at www.wirelessnetshop.com, and is near completion of developing the proposed website, it has yet to begin its initial revenue generating operations. These are anticipated within the next six to eight months, as of the date of this prospectus. There can be no assurance that the Company will ever reach a level of profitability. The revenue and income potential of the Company's proposed business and market is unproven, and the lack of any operating history to date makes it difficult to evaluate us and our prospects of business.

The Company anticipates the need to make significant investments for its sales and marketing programs. Therefore, if and when, the Company begins operations, it will likely continue to experience significant losses on a quarterly and annual basis for the foreseeable future. Potential investors must consider the Company and its potential prospective business in light of these risks and difficulties encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. The Company's ability to address these risks depends on a number of factors, which include our ability to:

      1) Provide wireless communication accessories that are reliable, cost effective, and be able to accommodate any significant increase in the number of users;

      2) Market the retail sales of wireless equipment that the Company carries and market the Company's web site effectively;

      3) Continue to grow the Company's infrastructure to accommodate new developments in the on-line wireless communications sales;

      4) Establish relationships with wholesalers and direct suppliers within the wireless communications industry that will allow the Company to sell products at a profit;

      5) Hire, retain, and motivate qualified personnel; and

      6) Effectively respond to competition.

      Please be aware that the Company may not be successful in meeting these challenges or addressing these risks and uncertainties. If the Company is unable to do so, the business will not be successful and any investment made in our common stock will decline in value, or be lost entirely.

      B. The Company may not be able to expand a customer base satisfactory and may never become profitable.

      The sales of wireless telecommunication equipment "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt what the Company plans to sell. Accordingly, we cannot accurately estimate the potential demand for the products the Company anticipates selling. The Company believes that the acceptance of our products depends principally on our ability to:

      1) Effectively market the Company's web site and the wireless equipment and accessories that it anticipates on selling;

      2) Provide high quality customer support and be able to attract and retain customers;

      3) Distribute and price our products in a manner that is appealing to customers and users of wireless accessories;

      4) Develop and maintain a favorable reputation among our customers, potential customers, and users of wireless telecommunication equipment; and

      5) Have the financial ability to withstand downturns in the general economic conditions or conditions that would slow sales of wireless telecommunication devises and accessories.

      Many of the factors that may affect the expansion of the Company's customer base are beyond our control. If the Company is unable to expand its customer base, it will have a material adverse impact on the success of the business.

      C. If GPH's plan to sell wireless communication accessories directly to customers over the Internet were to not meet with success, the Company would not be able to generate revenue, and as a result, its common stock would most likely lose some, if not all of its value.

      GPH Enterprises plans to sell wireless telecommunication equipment directly to customer through its proposed Internet based web site. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective web site that will attract customers, the ability to hire qualified sales and technical personnel, and offer new wireless accessories in a new emerging market. In addition, the Company is dependent on several factors relating to the Internet as whole, including the relatively new and unproven nature the Internet is as a medium for commerce. The Internet is a developing market and wide spread acceptance of the Internet has not been statistically proven. The Company's long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for retail commerce, in terms of the sales of both products and services to businesses and individuals. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce, there can be no assurance that a trend towards profitability will continue or be sustained by the Company, of which would negatively impact its common share price.

      D. The Company will need significant additional funds, which it may be unable to obtain on terms acceptable to management.

      The future expansion and development of the business will require significant capital to fund operating losses, working capital needs, and capital expenditures. Management believes during the next twelve months, the Company will be able to meet its cash requirements with its current balance sheet. However, there can be no assurance the Company will be successful in raising future proceeds or that it proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital would adversely impact the progress of the business, and may result in the failure of the proposed business, as detailed within this prospectus.

      Future equity or debt financing may not be available to the Company on favorable terms or may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as ours. The Company's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

      E. The markets in which the GPH anticipates competing are highly competitive and the Company may not be able to compete within the market effectively.

      The existing online retail of wireless telecommunication's equipment market is intensely competitive. There are several substantial barriers to entry and we expect significant competition from existing competitors. Most of the competition will have greater resources than those of the Company, and they may be able to devote the resources necessary to develop a web presence that will be superior to the prospect being developed by the Company. The Company will be competing against larger companies that sell wireless telecommunication devises and accessories including, but not limited to Cell West.com, Action Wireless, Simply Wireless. The Company likely will face resistance from potential customers that have purchased their wireless communication devises from local outlet, whom represent major carriers of wireless operators including AT&T, BellSouth, and Cingular. The Company cannot give assurance that it will be able to successfully compete against current or future competitors.

      F. The Company currently has one officer and director whom has significant control on all matters submitted for stockholder approval.

      The Company's performance and operating results are substantially dependent on the continued service and performance of its sole officer. The officer currently owns a 76.6% of the Company's issued and outstanding common stock. As a result of the sole officer and director's ownership, he has significant control on the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation, and approval of significant corporate transactions.

      In the future, our sole officer and director may sell significant amounts of restricted stock, which could adversely impact the price of the Company's common stock as a whole.

      G. The current officer has limited experience with developing a start-up business and is currently employed elsewhere.

      The current officer has limited experience in developing a start-up company and has had no experience developing an Internet related start-up company. This lack of experience may impact the progress of the Company adversely. Daniel Brailey, the sole officer and director currently operates 2-Way Mobile Communications, a private Washington Company, and conflicts of interest may arise hindering GPH Enterprises' business development.

      H. Competition for qualified personnel is intense both within the wireless communications and Internet industries.

      The Company intends to hire additional technical, sales, and other personnel as they move forward with their business model. There can be no assurance that the Company can retain its key technical employees, or be able to attract or retain highly qualified technical and managerial personnel in the future. The loss of the services of any of the Company's key employees, or the inability to attract and retain the necessary technical, sales, and other personnel would likely limit the chances for success and have a negative effect upon the Company's business, financial condition, operating results, and cash flows. In addition, the concentrated ownership the sole officer and director has over the Company, may have a material adverse effect on future business progress in attracting personnel.

      I. The Company's operating results in one or more future periods are likely to fluctuate significantly and may fail to meet or exceed the expectations of investors.

      If, and when, the Company begins operations, we expect significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

      1) Demand for and market acceptance of our products;

      2) The Company's ability to expand its market share;

      3) Competitive factors that affect the Company's pricing structure;

      4) The variety and mix of products the Company sells;

      5) The timing and magnitude of our capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

      6) Conditions specific to the wireless communications industry and general economic factors;

      7) Changes in generally accepted accounting policies, especially those related to the wireless communication industry and on-line retail industry; and

      8) New government regulation or legislation.

      J. Customer's orders may substantially vary in size, making it difficult to forecast quarterly results and create fluctuation in cash flows.

      The anticipated pricing structure (though at this time not narrowly defined), will likely range from a few dollars to several thousand dollars. If customer orders are limited to lower end accessories, or on average to lower priced accessories, the Company may show losses during these times and may not be able to recoup the losses with future revenue. Due to these factors we believe the Company's quarter-to-quarter comparisons of future operating results will not be a good indication of future performance.

      The Company plans to increase operating expenses to bring about and support higher sales of wireless telecommunication accessories, which will result in greater losses, if revenue does not grow accordingly.

      The Company plans to significantly increase operating expenses to expand our sales and marketing operations. The anticipated operating expenses will include sales and marketing as well as general and administrative expenses of which are based on future revenue and presently are relatively fixed in the short term. If revenue falls below our expectations in any quarter and we are not able to quickly reduce spending in response, the Company's operations will be adversely affected and may hinder the progress of the business.

      K. The inability to manage growth would adversely affect the Company.

      The planned expansion of operations will place significant strain on management, financial controls, operation systems, and other resources. The ability to manage future growth, should it occur, will depend in large part on the following factors, including, but not limited to:

      1) Develop and maintain a customer support system so that we can provide customer support without diverting management resources from operations development and expansion;

      2) Expand the Company's internal management and financial controls significantly, so that we can maintain control over operations and provide support to the entire staff as the number of personnel and size of the Company increases;

      If the Company is unable to achieve any of these objectives, it would have a material adverse impact on the progress of the business.

      L. Investors will pay more for the Company's common stock than the pro rata portion of our assets is worth; as a result investing in the common stock may result in an immediate loss. Furthermore, investors may not be able to liquidate their shares.

      The offering price set for the common stock herein is set substantially higher than the net tangible book value per share of our common stock. Therefore, an investment in our common stock will incur immediate dilution in net tangible book value, because the price set at $0.10 per share is more than the assets underlying the share's actual worth.

      The Company's stock is not listed on any public exchange therefor there will be limited opportunities to sell the shares, if any.

      M. Relying on forward-looking statements in this Registration Statement could cause a potential investor to incorrectly assess the risks and uncertainties of investing in the Company's stock because our actual results may differ materially from what was anticipated in those statements.

      Most of the matters discussed within this Registration Statement include forward-looking statements on the Company's current expectations and projections about future events, including among other things:

      1) Implementing our business strategy;

      2) Obtaining and expanding market acceptance of the products and services we offer;

      3) Forecasting the acceptance of the Internet as a commerce vehicle and the wireless telecommunication market, size, and growth; and

      4) Competition and competitive influences within the Company's proposed market.

      In some cases you can identify forward-looking statements by terminology such as "may," will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements. These forward-looking statements are made as of the date of this Prospectus, and the Company assumes no obligation to explain the reason why actual results may differ. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this Prospectus might not occur.

      In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus potential investors should keep in mind other possible risks that could be important.

                              AVAILABLE INFORMATION

      We filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both GPH Enterprises, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

      As of the date of this prospectus, we have become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

      Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing GPH Enterprises Inc., 700 Sleater-Kinney Road SE Suite 243 B, Lacey, WA 98503.

                                 USE OF PROCEEDS

      GPH Enterprises, Inc. will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

      At present, there is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                    DILUTION

      There is no current market for the securities being offered by the selling security holders herein. If, and when, the common shares of stock are registered, each selling security holder will be able to set the timing for sale of their shares, which may be based among several factors including price, of which there currently is no means to determine.

      The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions, and for such consideration as the Board may deem appropriate without further stockholder action.

                            SELLING SECURITY HOLDERS
      GPH is registering, for offer and sale shares, the common stock held by certain selling security holders. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

      Subsequent to the effective date of this registration statement, the Company intends to apply for quotation on the OTC Bulletin Board, which is maintained by NASDAQ for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon.

      All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of            Shares       Percentage   Total of   Total      Percentage
Selling            Owned Prior  Owned Prior  Shares     Shares     Owned
Security           to This      to This      Offerred   After      After
Holder             Offering     Offering     For Sale   Offering   Offering
----------------   --------     --------     --------   --------   --------
Laura Bracken        17,500         1.3%       17,500          0       0.0%
Monte Miller          2,500         0.2%        2,500          0       0.0%
Tena Stromberger      2,500         0.2%        2,500          0       0.0%
Chris Frasier        10,000         0.8%       10,000          0       0.0%
Tony Willis          25,000         1.9%       25,000          0       0.0%
Shelly Willis        22,500         1.7%       22,500          0       0.0%
Dennis Miller        10,000         0.8%       10,000          0       0.0%
Nathan Meese          2,500         0.2%        2,500          0       0.0%
Aaron Hill            2,500         0.2%        2,500          0       0.0%
Mike Felice           5,000         0.4%        5,000          0       0.0%
Chris Bleeker         5,000         0.4%        5,000          0       0.0%
Betty Finch           2,500         0.2%        2,500          0       0.0%
Dale Wells            2,500         0.2%        2,500          0       0.0%
Charles Yost          2,500         0.2%        2,500          0       0.0%
John Weber            5,000         0.4%        5,000          0       0.0%
Dirk Booth           22,500         1.7%       22,500          0       0.0%
Scott Mitchell        2,500         0.2%        2,500          0       0.0%
Steve Borgman        20,000         1.5%       20,000          0       0.0%

Chad Hershberger     10,000         0.8%       10,000          0       0.0%
Betty King            2,500         0.2%        2,500          0       0.0%
Rita Palumbo          2,500         0.2%        2,500          0       0.0%
Keith St. Jeor       12,500         1.0%       12,500          0       0.0%
Kevin Cossey         12,500         1.0%       12,500          0       0.0%
Tracey Mead          12,500         1.0%       12,500          0       0.0%
Kenneth Aman         17,500         1.3%       17,500          0       0.0%
Margie Lien          15,000         1.1%       15,000          0       0.0%
Loris Moen            5,000         0.4%        5,000          0       0.0%
Mark Moen             5,000         0.4%        5,000          0       0.0%
John Hackney         15,000         1.1%       15,000          0       0.0%
Joanne McCormick     17,500         1.3%       17,500          0       0.0%
Perry McCormick      15,000         1.1%       15,000          0       0.0%

Selling Security
  Holders as a
  Group             305,000        23.4%      305,000          0       0.0%


      The selling security holders, as a group, are hereby registering 305,000 common shares, of which after the effective date of this registration statement, they may sell at any price or time.

      The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, commit the Company to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

      In the event the selling security holders receive payment for the sale of their shares, the Company will not receive any of the proceeds from such sales. The Company is bearing all expenses in connection with the registration of the shares of the selling security holders.

      Excluding the above mentioned officer and director, to our knowledge, none of the selling shareholders:

      1. Has had a material relationship with GPH Enterprises, Inc. other than as a shareholder, as noted above at any time since inception (March 2000); or

      2. Has ever been an officer or director of GPH Enterprises, Inc.

                              PLAN OF DISTRIBUTION

General

      GPH Enterprises, Inc. will not receive the proceeds from the sale of the shares by the selling security holders.

      The selling security holders' shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the selling security holders. The selling security holders may from time to time offer their shares for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

      Any underwriters, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      At the time a particular offer is made by, or on the behalf of, the selling security holders, a registration statement, including any necessary supplement thereto, will be distributed, which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, realized or paid to dealers, and the proposed selling price to the public.

      Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for, or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

      In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available, and with which the Company has complied.

      In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

      GPH Enterprises, Inc. will pay the entire expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

No Public Market for Common Stock

      There is presently no public market for our common stock. Although we have not as yet done so, we anticipate applying for listing of our common stock on the Over The Counter Bulletin Board (OTCBB), maintained by the National Association of Securities Dealers (the "NASD"), upon the effectiveness of the registration statement of which this prospectus forms a part.

      We can provide no assurance that our shares will ever be traded on the OTCBB or, if traded, that a public market will materialize.

                                LEGAL PROCEEDINGS

      We are not a party to or aware of any threatened litigation of a material nature.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name              Age         Term Served           Title
-----------       ---         ---------------       ----------------------
Daniel Brailey    34          Since inception       President and Director

      The above person may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

      There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director.

Officer and Director Background:

      Daniel Brailey: In December of 2000, Mr. Brailey purchased 100% interest in 2-Way Mobile Communications (a Washington state based company), where he had been the managing director since 1994. His responsibilities include sales development, marketing, and the day-to-day operations of the business. 2-Way Mobile Communications provide 2-Way Radio, pager, and cellular services to individuals and businesses throughout the state of Washington.

      Currently the Company has no employees other than the current officer and director, Daniel Brailey, who currently operates 2-Way Mobile Communications. Mr. Brailey current obligations with 2-Way Mobile Communications may create potential conflicts of interest. The Officer anticipates devoting, at most, twenty to thirty hours per month to the furtherance of GPH Enterprises, Inc. This estimation may be increased or decreased depending on multiple factors including those described as risks within this Registration Statement. No commercial conflicts are anticipated by and between the current operating business of the Officer and GPH Enterprises, but no assurance or guarantee can be given that conflicts will not arise in the future between the two businesses.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for March 2002. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      There are no familial, or other relationships needing explanation, between Mr. Brailey and any other person(s).

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

      No executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

      No executive Officer or Director of the Company is the subject of any pending legal proceedings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and executive Officer, and each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position                 Shares        Percent   Security
-----------------                ----------     -------   --------
Daniel Brailey
President and Director           1,000,000      76.6%     Common

Officers and Directors as
a Group                          1,000,000      76.6%     Common

      Daniel Brailey's address is 700 Sleater-Kinney Road SE, Suite 243B, Lacey, Washington 98503.

      The officer's shares were issued on September 25, 2000, at a price of $0.015 per share. Total consideration was $3,000. (Please note that our shares have been forward split on a five for one (5:1) basis effective July 5, 2001. This purchase of shares was "pre" split.)

                            DESCRIPTION OF SECURITIES

      The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      GPH Enterprises, Inc.'s Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 par value per share. As of the date of this Prospectus, there are 1,305,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable.

Preferred Stock

      The Company has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the board of directors.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for our Company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities, plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      We intend to contract with Transfer Online, Inc., Portland Oregon, as our transfer agent and registrar for the common stock within the next three to six months. (The Board of Directors reserves the right to contract with any qualified transfer agent).

Additional Information Describing Stock

      The above descriptions concerning the stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

      If it meets the qualifications, GPH intends to apply for quotation of its securities on the OTC Bulletin Board, which is maintained by NASDAQ.

      If the Company's securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it:

      1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and

      2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

      To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

      The Company plans to contract with a broker-dealer to file a 15c-211 with the NASD in order to get its securities listed on the OTC Bulletin Board. No assurance can be given that a broker-dealer will contract with the Company, or if so, that the NASD will approve our 15c-211 and allow the securities to be listed for trading on the OTC Bulletin Board. Reports to Shareholders GPH will furnish to its shareholders annual reports containing audited financial statements, examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders, as it deems appropriate.


Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchase r and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

      The financial statements of GPH Enterprises, Inc. for the period from inception on March 9, 2000 through June 30, 2001 included in this prospectus have been examined by Stark Tinter and Associates, LLC, independent certified public accountants, as indicated in their report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

      The validity of the issuance of the common stock offered in this offering will be passed upon for us by James N. Barber, Attorney at Law.

      No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.


      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pendi ng or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                         RELATED PARTY TRANSACTIONS

      On January 12, 2001, Daniel Brailey was issued 200,000 shares of our restricted common stock for consideration of $0.015 per share. Please note that these shares have since been forward split, on a five for one (5:1) basis, effective July 5, 2001.

      It is contemplated that we may enter into certain transactions with our officers, directors or affiliates that may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We have no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Daniel Brailey anticipates initially devoting no more than 10% to 20% of his available time to the Company's affairs. If and when the business operations increase and a more extensive time commitment is needed, Daniel Brailey is prepared to devote more time to the Company's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

                             DESCRIPTION OF BUSINESS

General

      GPH Enterprises, Inc. was incorporated on March 9, 2000. We are a development stage company that hopes to become a leading retailer of wireless telecommunications accessories and equipment on the Internet through an e-commerce enabled web site.

      Government approval is not necessary for our business, and government regulations have no, or only a negligible effect, on current respective businesses within the e-commerce marketplace.

      We have not incurred any significant research and development costs, and therefore do not expect to pass any of those costs on to our prospective customers.

      Our mailing address is at 700 Sleater-Kinney Road SE, Suite 243B, Lacey, Washington 98503. The telephone number of our principal executive office is
(360) 290-0215. Our web site, which as of the date of this registration statement is under construction, can be located at www. wirelessnetshop.com. The information on our web site is not part of this prospectus.

Internet Industry

      The Internet industry is a young industry, but one of the fastest growing industries in the world. Our management believes that with the proper marketing campaign, GPH Enterprises, Inc.'s proposed e-commerce enabled web site can develop into the one of the most popular sites on the Internet for the distribution of wireless telecommunication accessories and equipment.

Marketing and Strategy

      We are developing an Internet web site with full electronic commerce capabilities, which will be used to offer our products for sale to the Internet consumer. In addition, we plan to promote our web site and our products by conventional advertising and marketing. Marketing programs will require the bulk of capital expenditure during the initial phases of business development. Marketing strategies will be designed to get consumers to the Company's web site and will be accomplished through various means including, but not limited to, radio and print media, product promotions through local "brick and mortar" wireless retail stores, and Internet advertising. In addition, the Company intends to increase customer awareness and demand for wireless accessories by implementing advertising and promotional campaigns addressed directly to mobile telecommunication users. Direct marketing is a proven method for selling products using systems that provide measurable results. The Company's marketing will be employing many direct marketing and media vehicles including:

      -Internet web banners
      -Opt-in e-mail
      -Internet search engine site promotion
      -Referral rewards
      -Direct links

      To help achieve our sales goals, we plan to implement an online marketing campaign that includes the above listed methods. The objective will be to build customer awareness of GPH Enterprises, Inc. in the online community and to seek to continually acquire new visitors to our web site at www.wirelessnetshop.com. Management believes one of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. GPH Enterprises, Inc.'s online campaign will likely target sites that generate high traffic from Internet users who fit GPH's customer profile. In order to create this market presence and increase customer awareness, we intend to promote our web site on the most effective search engines, directories, and promotional sites the Internet offers. It is important to note that we have not yet fully develop our web site, and there can be no assurance that we will be able to implement any these marketing campaigns and strategies succ essfully, if at all.

      While listing a web site with search engines and promotional web sites will be a high priority for the foundation of the Company's marketing campaign, targeted links with web sites of similar interest will likely be another method management will employ to obtaining visitors that are interested in GPH's products on its web site.

      We will search for web sites of similar interest where it is likely to find our target audience to place targeted links. These links will have the potential to increase targeted traffic to GPH's web site at a relatively nominal fee. Moreover, the Company intends to design a professional banner and place it with various web sites on a "reciprocal" basis and may also purchase commercial online ad banners on highly trafficked web sites that appeal to the Company's target audience.

      Online communities such as Mailing Lists, Newsgroups, and Online Service Forums tend to be very successful in driving traffic to web sites as Internet surfers use these communities to get advice from their peers. We will work with a firm to send electronic message postings about our offerings in the various online communities that are visited by our target audience. Companies specializing in Community Discussion Sending include Word of Net Promotions, Webpromote, and Agency.

      Management plans to utilize targeted e-mail announcements with information about GPH's products and services that can be sent to individuals who have expressed an interest in receiving information regarding wireless accessories. The advantage of this method is, these individuals have voluntarily signed up to receive these e-mail messages about specific topics and are thereby more likely to read them. Response rates are expected to average between 5% to 10% with targeted e-mails. It is important to the Company that it maintains a clean corporate image by practicing "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, we plan to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through our we b site.

Products

      GPH Enterprises plans to develop an on-line retail business of distributing wireless communications equipment and accessories. The web site itself will be structured to host both a comprehensive multi-distributor catalog and a cycling auction platform, from which consumers can shop for wireless communication equipment and accessories that includes, but will not limited to, cellular telephones, two-way radio equipment, pagers, car accessories, batteries, charging units, face plates, antennas, clips, and cases.

      The web site will be designed to meet GPH Enterprises' strategy of providing a broad selection of wireless accessories from multiple manufactures and distributors giving customers the following benefits:

      Compelling Merchandise. A large selection of desirable products, within the wireless industry, most being from name brand manufactures at discounted prices.

      Competitive Pricing. By providing a broad selection of wireless goods via a multi-distributor catalog and the quick liquidation of products via the auction platform, the site will provide consumers with selection and competitive pricing.

      Convenience. Through the web site, the Company will be able to bring retail shopping of wireless products into consumers' homes and offices. Consumers will need not travel to fixed locations during limited hours to purchase items. The web site will enable consumers to browse, order, and purchase 24 hours a day, 7 days a week, in non-intimidating atmosphere without the pressure of salespeople.

      Potential investors should realize that as of the date of this Prospectus, the Company is currently in the process of developing the Internet web site including the multi-distributor catalog and auction platforms. Management anticipates that the website will be likely be launched by the end of November or first part December 2001. Our initial launch will feature the multi-catalog platform. Within six months following the launch of the multi-catalog platform, the Company intends to have the auction platform ready for commercial use on its web site. No guarantees or assurances can be made by the Company that it will accomplish its goals within the dates specified in a timely manner, if at all.

      Even if the Company is successful in launching it proposed platforms, the Company's future success will likely be dependent on several critical factors including, but not limited to, successfully raising capital, market acceptance, and management's continued focus on the development of the business. Furthermore, GPH Enterprises cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan.

Multi-Distributor Catalog

      The on-line multi-distributor catalog will bring varied wireless accessory products and information to one site, where shoppers can take advantage of the convenience of one-stop shopping.

      This platform will be the core of the Company's business. The multi-distributor catalog will be designed to provide consumers with wireless solutions, where they can obtain informative product data and comparisons for their wireless needs at one site without having to shop around.

      The key for successfully developing the multi-distributor catalog will be heavily dependent on the ability of management to establish relationships with wireless communication manufactures and distributors, including among others Nokia, Qualcomm, Sony, Motorola, NEC, and Phillips. The Company must be able to offer these distributors a site where a high level of product liquidity is consistent. Current management has multiple years of experience within the wireless and communications industry and is confident these relationships can be developed with time. Furthermore, the Company must be able to attract large numbers of potential buyers of wireless communication equipment consistently to the site and offer products that are appealing. Management believes this can be accomplished through aggressive marketing campaigns as detailed above "Marketing and Strategy".

      Once relationships have been established with wireless distributors and the marketing campaign launched, the Company believes its business has the potential to grow and become a profitable operation.

Auction Site

      The Company's auction site will be another way to promote product liquidity, specifically for discontinued or excess products that distributors may have in stock. The auction site will initially promote "Regular Auctions" where the seller posts an offer to sell, and buyers bid on the offer. This style of auction will each last for a predetermined amount of time and continuously cycle, keeping the auctions fresh, with new products for buyers to bid upon. As the Company continues to develop its business, it plans to add other auction formats that will further promote product liquidity among the sellers' inventories, such as a reverse auction and/or bulletin board auction format. Management believes this concept will provide an additional incentive to offer their products at the Company's web site.

      In the future, the Company plans to give not only wholesalers, but also consumers the option of auctioning their wireless products on the Company's site, in the same manner as described above. Management believes that this will attract potential users to the site who may not have otherwise visited. No guarantee or assurance can be made by the Company that this effort will ever materialize.

      The Company believes by staying specific and focusing its efforts on providing solutions for both the distributor and consumer through its multi-distributor catalog and auction platforms through its proposed web site, it will be able to manage its business effectively bringing it to a level of profitability.

 Employees

      GPH Enterprises, Inc. presently employs its President, Daniel Brailey, who will devote approximately four to eight hours per week, equal to approximately ten to twenty percent of his total available business time, on the business of GPH Enterprises, Inc.

Competition

      The electronic commerce market, continues to evolve rapidly, and is extremely competitive, with competition likely to intensify in the future. GPH Enterprises will compete with a variety of companies that are already established and have greater financial resources than those of the Company.

      There are multiple competitors within the Internet retail wireless communications industry, including Action Wireless, Cell West.com Wireless.com, and Simply Wireless to name just a few. GPH Enterprises believes it will be able to set itself apart by combining a web site with both the multi-distributor catalog and auction methods of distribution. The

Company's objective for the consumer is to provide a site where they can find solutions for there wireless needs by providing a comprehensive catalog representing multiple distributors, as well as an opportunity to auction their own wireless equipment and accessories. The Company's objective for distributors of wireless equipment and accessories will be to provide a site where they can realize a high degree of liquidity in the sale of their wireless products.

      Aside from the direct competition the Company will face, there are numerous indirect competitors, including network operators such as AT&T (AT&T Digital and AT&T PocketNet), AirTouch Cellular, Cellular One, Cingular, Southwestern Bell Mobile, Pacific Bell, Quest Wireless. The network providers provide equipment and accessories of wireless devises through multiple wireless equipment manufactures, such as Qualcomm, Ericsson, Motorola, Sony, NEC, Phillips, and Nokia, at low costs in exchange for an airtime contract. Although GPH Enterprises is not planning to challenge these wireless operators for market share in the initial sale of wireless devises and accessories, these companies have the ability to distribute their products directly and exclusively, which could negatively impact the Company.

      Although the competition is abundant the Company believes there are significant market opportunities for the sale of wireless equipment and accessories to individuals who want to upgrade their equipment when new technology enters the marketplace or are just looking for a "good deal."

      The information within this registration statement focuses primarily on details regarding GPH specifically, and not on the industry in which the Company plans operate, potential investors may wish to conduct their own separate investigation of the Company's industry to obtain broader insight in assessing the Company's prospects.

Patents

      We hold no patents for our products

Government Regulation

      Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on our

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with GPH Enterprises Inc.'s audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Company Overview

      GPH Enterprises, Inc was organized on March 9, 2001, and has not yet commenced any revenue-generating operations. We plan to engage in the business of selling wireless telecommunication accessories and equipment, primarily to domestic consumers, from an e-commerce equipped web site (See "Description of Business"). Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General

      Our plan of operations is to be a leading provider of wireless accessories and equipment on the Internet. We plan to sell high quality wireless accessories and equipment at a reasonable price though the Internet medium.

      As of June 30, 2001 we had $24,227 cash on hand and in the bank. Management believes this amount will satisfy the cash requirements of the Company for the next twelve months or until such a time additional proceeds are raised. We plan to satisfy our future cash requirements by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that we will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the web site and marketing campaigns, as well as legal and accounting fees. We depend upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that we will be successful in raising the capital we require. Management believes that if subsequent private placements are successful, the Company will be able to generate revenue from online sales of wireless communications accessories and equipment and achieve liquidity within the following twelve to fourteen months thereof. We do not anticipate any further research of any products. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees. We have no current material commitments. We have generated no revenue since our inception.

      We have recently contracted with a third-party programmer to help design and develop the Company's web site. The cost has been estimated at $5,000. The Company anticipates the launching of its multi-distributor catalog by the end of November 2001; and, approximately six months thereafter, anticipates launching its proposed auction platform.

      We have no current plans, preliminary or otherwise, to merge with any other entity.

      We are still considered to be a development stage company, with no significant revenue, and we will be dependent upon the raising of additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

Management has estimated the following administrative costs for the next twelve months:

      - Printing and Postage        $    500
      - Legal                          2,500
      - Accounting                     4,500
      - Transfer Agent .               2,000
      - Miscellaneous                    500
                                     -------
      Total                         $ 10,000

      Management has estimated the following steps that need to be accomplished in order to reach a level of profitability:

      1) Complete development of the Internet web site, including the multi distributor and auction platforms. Management has estimated the time frame to accomplish this to be eight months and cost approximately $7,000.

      2) Establish a course for the second round of financing. Management plans to develop a Company presentation after the web site has been developed and is functional and then establish contacts with venture capital, private investment company(s), and other financial institutions. Estimated cost to complete this step $2,500. The estimated time frame is uncertain at present, but it will likely be within the next twelve months.

      3) Begin initial marketing campaign. This step is described in more detail within this Prospectus. Management anticipates beginning this step as soon as the web site is fully developed and ready for commercial utilization. Estimated cost to complete this step for the initial period is approximately $35,000.

      Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by the Company, potential investors should be aware that several unforeseen or unanticipated delays may impede the Company from accomplishing the above-described steps. Some examples include, in developing an Internet web site problems may arise with programming and testing that management cannot overcome, creating a time delay and resulting in additional costs to the Company. In developing the means for a second round of financing the Company may find that potential financiers are unreceptive to the Company's business plan and provide no options to raise additional capital. Furthermore, there is no guarantee that the marketing strategy will be effective in accomplishing the goals the Company has set, forcing management to redirect its efforts and create the need for additional time, money, and resources.

                             DESCRIPTION OF PROPERTY

     GPH Enterprises, Inc. principle executive address is 700 Sleater-Kinney Road SE, Suite 243B, Lacey, WA 98503. Daniel Brailey is currently providing the office and maintaining the mailing address for the Company.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 12, 2001, a total of 200,000 shares were issued to Daniel Brailey, the Company's sole Officer and Director, at a price of $0.015 per share. Total consideration was $3,000. As a result of the 5:1 forward split of the Company's common stock, which occurred in July 2001, Mr. Brailey shows on record as now holding 1,000,000 common shares, all of which are deemed "restricted" according to Rule 144.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop, that it will continue.

Holders

      As of the date of this registration statement, there were a total of thirty-two (32) active stockholders, including the officer and director.

Dividends

      The Company has not paid any dividends to date, and has no plans to do so in the foreseeable future.

                             EXECUTIVE COMPENSATION

      We have made no provisions for cash compensation to our officer and director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of the Company.

      We do not presently have a stock option plan. However, in the future, we may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

                            GPH Enterprises, Inc.
                        AUDITED FINANCIAL STATEMENTS

                                Table of Contents
                                                                 Page
                                                                 ----
Report of Independent Auditor                                    F-1
Balance Sheets                                                   F-2
Statements of Operations                                         F-3
Statement of Stockholders' Equity                                F-4
Statements of Cash Flows                                         F-5
Notes to Financial Statements                                  F-6-8




            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING AND FINANCIAL DISCLOSURE

      The Company has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

                          REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
GPH Enterprises, Inc.

We have audited the accompanying balance sheets of GPH Enterprises, Inc. (A Development Stage Company) as of June 30, 2001 and December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the period from inception (March 9, 2000) to December 31, 2000, the six months ended June 30, 2001 and the period from inception (March 9, 2000) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GPH Enterprises, Inc. (A Development Stage Company) as of June 30, 2001 and December 31, 2000, and results of its operations and its cash flows for the period from inception (March 9, 2000) to December 31, 2000, the six months ended June 30, 2001 and the period from inception (March 9, 2000) to June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
    Stark Winter Schenkein & Co., LLP

Denver, Colorado
August 28, 2001

                             GPH Enterprises, Inc.
                         (A Development Stage Company)
                                Balance Sheets


                                                     June 30,     December 31,
                                                       2001          2000
                                                     --------      --------
Assets

Current assets:
  Cash                                               $ 24,227      $      -
                                                     ========      =========

Liabilities and stockholders' equity

Current liabilities:
  Total current liabilities                          $      -      $      -
                                                     --------      ---------

Stockholders' equity
  Common Stock, $.0001 par value
    100,000,000 authorized.
    1,305,000 shares issued and outstanding               131             -
  Additional paid-in capital                           24,219             -
  Deficit accumulated during the development stage       (123)            -
                                                     --------      ---------

                                                     $ 24,227             -
                                                     --------      ---------

                                                     $ 24,227      $      -
                                                     ========      =========


            See the accompanying notes to the financial statements.

                             GPH Enterprises, Inc.
                         (A Development Stage Company)
                           Statements of Operations
             For the Six Months Ended June 30, 2001, the Period From Inception (March 9, 2000) to December 31, 2000 and the Period From
                  Inception (March 9, 2000) to June 30, 2001


                                       Six Months    Inception     Inception
                                         Ended          to            to
                                        June 30,    December 31,    June 30,
                                          2001         2000           2001
                                       ----------    ----------    ----------

Revenue                                $       -     $       -     $       -
                                       ----------    ----------    ----------
Operating Expenses:
  Selling, general and administrative        177             -           177
                                       ----------    ----------    ----------

(Loss) from operations                      (177)            -          (177)

Other income:
  Interest                                    54             -            54
                                       ----------    ----------    ----------


Net (Loss)                             $    (123)    $       -     $    (123)
                                       ==========    ==========    ==========


Per share information - basic and fully diluted:

  Weighted average shares
    Outstanding                        1,211,077             -     1,211,077
                                       ==========    ==========    ==========

  Net loss per share                   $   (0.00)    $   (0.00)    $   (0.00)
                                       ==========    ==========    ==========







            See the accompanying notes to the financial statements.

                             GPH Enterprises, Inc.
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
          For the Period From Inception (March 9, 2000) to June 30, 2001


                                                       Deficit
                                                      Accumulated
                                                      During the
                         Common Stock      Paid in    Development
                      Shares     Amount    Capital       Stage        Total
                     ---------   ------    -------    -----------    -------

Beginning Balance            -   $    -    $     -      $     -      $     -

Balance December 31,
  2000                       -        -          -            -            -

Common shares issued
  for cash at $.003
  per share          1,000,000      100      2,900            -        3,000

Common shares issued
  for cash at $.07
  per share            305,000       31      21,319            -      21,350

Net (loss) for
  the period                 -        -           -         (123)       (123)
                     ---------   ------    -------    -----------    -------


Balance at June 30,
  2001               1,305,000   $  131    $24,219     $    (123)    $24,227
                     =========   ======    =======    ===========    =======




            See the accompanying notes to the financial statements.

                             GPH Enterprises, Inc.
                         (A Development Stage Company)
                           Statements of Cash Flows
             For the Six Months Ended June 30, 2001, the Period From Inception (March 9, 2000) to December 31, 2000 and the Period From
                  Inception (March 9, 2000) to June 30, 2001


                                       Six Months    Inception     Inception
                                         Ended          to            to
                                        June 30,    December 31,    June 30,
                                          2001         2000           2001
                                       ----------    ----------    ----------

Net (loss)                             $    (123)    $       -     $     (123)
                                       ----------    ----------    ----------
Net cash (used in)
  Operating activities                      (123)            -           (123)
                                       ----------    ----------    ----------

Cash flows from investment activities:
  Net cash provided by (used in)
     investment activities                     -             -             -
                                       ----------    ----------    ----------

Cash flows from financing activities:
  Proceeds from stock issuance            24,350             -        24,350
                                       ----------    ----------    ----------

Net cash provided by financing
  Activities                              24,350             -        24,350
                                       ----------    ----------    ----------

Net increase in cash                      24,227             -        24,227

Beginning - cash balance                       -             -             -
                                       ----------    ----------    ----------

Ending - cash balance                  $  24,227     $       -     $  24,227
                                       ==========    ==========    ==========


Supplemental cash flow information:
  Cash paid for income taxes           $       -     $       -     $       -
  Cash paid for interest               $       -     $       -     $       -





            See the accompanying notes to the financial statements.

                             GPH Enterprises, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                June 30, 2001


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on March 9, 2000 in the State of Delaware. The Company is in the development stage and its intent is to conduct business as an internet e-commerce web site selling wireless telecommunications accessories and equipment. The Company has chosen December 31 as a year end and had no activity from inception to December 31, 2000.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Recent Pronouncements

The FASB recently issued Statement No 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earn ings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company does not expect SFAS No. 133 to have a material impact on its financial statements.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 does not impact the Company's revenue recognition policies.

Note 2. STOCKHOLDERS' EQUITY

During January 2001 the Company issued 1,000,000 shares of common stock to its president for cash aggregating $3,000.

During the period from January through April 2001 the Company issued 305,000 shares of common stock pursuant to a private placement for cash aggregating $ 21,350.

On July 5, 2001 the Company effected a 5 for 1 forward stock split. All share and per share amounts have been restated to retroactively give effect to this split.

The Company currently has no operations and no need for office space or services. It is currently intended that the Company will be provided office space and services when needed, by an officer. The fair value of any rent or services will be charged to operations when provided and recorded as contributed capital.

Note 3. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate           34 %
         Effect of operating losses           (34)%
                                              ======

As of June 30, 2001, the Company has a net operating loss carryforward of $123. This loss will be available to offset future taxable income. If not used, these carryforwards will expire in 2021. The deferred tax asset relating to the operating loss carryforward has been fully reserved at June 30, 2001.

            PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

      (a) A corporation may indemnify any person who was of is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                             Amount
                                             ------
   - SEC registration fee                   $     8
   - Printing and Shipping                      500
   - Legal                                    2,500
   - Accounting                               4,500
   - Transfer + Misc.                         2,000
   - Miscellaneous                              500
                                            -------
  Total                                    $ 10,008

   Note: All expenses are "estimates" except the SEC filing fee.





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

               RECENT SALES OF UNREGISTERED SECURITIES.

      The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

      On January 12, 2001, Daniel Brailey was issued 200,000 shares of common stock at a cost of $.015 per share, for total proceeds of $3,000. The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      Between January 25, 2001 to April 30, 2001, pursuant to an offering, the Company authorized the sale and issuance of 61,000 shares of its common stock. These shares were issued under Rule 504 of Regulation D promulgated under the Securities Act of 1933 to a total of thirty-one (31) private non-affiliated shareholders at an issuance price of $0.35 per share, within the State of Washington. At the time these shares were purchased none of the above thirty one shareholders was an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 4(2) on the basis that the transactions did not involve a public offering.

                                INDEX TO EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

   Number          Exhibit Name                          Location
   ------          ------------                          --------
    3(i)           Certificate of Incorporation          Included
    3 (ii)         By-Laws                               Included
    5              Opinion re: Legality                  Included
   11              Statement re: earnings per share      See Financials Herein
   23              Consents of Experts and Counsel       Included

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

                                UNDERTAKINGS

      The undersigned registrant undertakes:

       1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

       a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

       c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

       2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

       3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Lacey, State of Washington, on October 5, 2001.

                                   GPH Enterprises, Inc.

                                   /s/ Daniel Brailey
                                   ------------------------------
                                       Daniel Brailey
                                       President and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                   /s/ Daniel Brailey
                                   ------------------------------
                                       Daniel Brailey
                                       President and Director

Date: October 5, 2001



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